UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 11, 2003

Commission file number 0-22332

INSITE VISION INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	94-3015807
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

965 Atlantic Avenue

Alameda, CA 94501

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code: (510) 865-8800

Item 5. Other Events

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

Signatures

Exhibit 99.1

Item 5. Other Events

In a press release disseminated on February 11, 2003 (the “Press Release”), InSite Vision Incorporated (the “Company”) publicly announced that, as of February 10, 2003, it had filed an Investigational New Drug (“IND”) Application with the U.S. Food and Drug Administration (“FDA”) for the Company’s product candidate ISV-403 for the treatment of ocular bacterial infections.

The Company also announced that the filing of the IND was a milestone in its ISV-403 Technology License Agreement (the “License Agreement”) and Preferred Stock Purchase Agreement (the “Stock Purchase Agreement”) with Bausch & Lomb Incorporated, a New York corporation (“Bausch & Lomb”). The milestone results in Bausch & Lomb acquiring $2.0 million worth of Series A-1 Preferred Stock from the Company. Upon the achievement of other milestones, Bausch & Lomb will invest up to an additional $11.0 million in various closings from time to time.

A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial Statements

The registrant has determined that no financial statements are required to be filed pursuant to this item.

(b) Pro Forma Financial Information

The registrant has determined that no pro forma financial information is required to be filed pursuant to this item.

(c) Exhibits

Exhibit No.	Description

99.1	Press Release dated February 11, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InSite Vision Incorporated (Registrant)
Date: February 11, 2003	By: /s/ S. Kumar Chandrasekaran
Name: S. Kumar Chandrasekaran, Ph.D. Title: President and Chief Executive Officer

EXHIBIT INDEX

InSite Vision Incorporated Exhibit Index to Form 8-K

Exhibit No.	Description

99.1	Press Release dated February 11, 2003